Exhibit (n)(2)
Report of Independent Registered Public Accounting Firm on Supplemental Information
To the Shareholders and Board of Directors
Blue Owl Technology Income Corp.:

We have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the PCAOB), the consolidated financial statements of Blue Owl Technology Income Corp. (formerly known as Owl Rock Technology Income Corp.) and subsidiaries (the Company) as of December 31, 2023 and 2022, and for each of the years in the two-year period ended December 31, 2023, and for the period from June 22, 2021 (inception) to December 31, 2021, and our report dated March 6, 2024 expressed an unqualified opinion on those consolidated financial statements. We have not performed any procedures with respect to the audited consolidated financial statements subsequent to March 6, 2024.

We have also previously audited, in accordance with the standards of the PCAOB, the consolidated statement of assets and liabilities of the Company as of December 31, 2021, (which is not presented herein), and we expressed an unqualified opinion on that consolidated financial statement. The senior securities information included in Form N-2 of the Company for the year ended December 31, 2023, under the caption “Senior Securities” (the Senior Securities Table), has been subjected to audit procedures performed in conjunction with the audit of the Company’s respective consolidated financial statements. The Senior Securities Table is the responsibility of the Company’s management. Our audit procedures included determining whether the Senior Securities Table reconciles to the respective consolidated financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the Senior Securities Table. In forming our opinion on the Senior Securities Table, we evaluated whether the Senior Securities Table, including its form and content, is presented in conformity with the instructions to Form N-2. In our opinion, the Senior Securities Table is fairly stated, in all material respects, in relation to the respective consolidated financial statements as a whole.

/s/ KPMG LLP
New York, New York
April 18, 2024